Exhibit 10.2.5
Amendment

This Amendment (“Amendment”) is effective as of the date that both parties have executed this Amendment (the “Amendment Effective Date”) and amends the nCino, LLC Software Service Agreement dated November 1, 2012, as amended (“Agreement”) by and between nCino OpCo, Inc. ("nCino") and Live Oak Bank ("Subscriber"). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

In exchange for the consideration detailed herein, and other good and valuable consideration the receipt of which is acknowledged by both parties, the parties do hereby agree as follows:

1.Subscriber wishes to make changes to the Subscription Services as set forth in Exhibit A below, which are to reduce certain Subscription Services (the “Reduced Subscription Services”). Accordingly, commencing on June 7, 2023: (i) Attachment A to the Agreement shall be amended to reflect the Reduced Subscription Services as set forth in Exhibit A, and (ii) Subscriber will no longer have access to the Reduced Subscription Services.
Exhibit A

The Subscription Services in Subscriber’s Org ID 00D3k000000uAXY are hereby amended as follows:

Product	Quantity	Price	Annual Subscription Fees
nCino Premium Seat FSC	-15 Operator(s)	$145/Operator/Month	-$26,100

2.Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. Any further modification or amendment to the Agreement must be set forth in writing in a document executed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates shown below their respective signatures.

nCino	Subscriber
Signature: /s/ Charles Ragland	Signature: /s/ Renato Derraik
Name: Charles Ragland	Name: Renato Derraik
Title: Global Revenue Operations	Title: Chief Inf. and Digital Officer
Date: 7/21/2023	Date: 7/21/2023